Exhibit 99.1

Alaska Communications Reports Fourth Quarter and Year-end 2019 Results

  Delivers Strong Fourth Quarter Leading 2019 to Meet or Exceed Guidance
  Reports Revenue of $231.7 Million and Net Income of $4.9 Million
  Increases Adjusted EBITDA to $62.7 Million, Up from $60.2 Million in 2018
  Posts Adjusted Free Cash Flow of $16.0 Million, Up from $7.2 Million in 2018
  Increases in Fiber Miles 12% across Statewide Network in 2019 vs. 2018
  The Board Approves One-time Dividend of $0.09 per share totaling ~$5 Million

ANCHORAGE, Alaska--(BUSINESS WIRE)--March 10, 2020--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the fourth quarter and full year ended December 31, 2019.

“We are pleased with strong 2019 results and achievements, driven by demand for fiber infrastructure and high-performance broadband growth. Our strategic initiatives contributed to better than expected Adjusted EBITDA and Adjusted Free Cash Flow. As a result, the Board approved a one-time $0.09 per share dividend, while continuing to invest in attractive value creating projects.

“With our customer centric approach and prefunded projects, we have accelerated our fiber footprint expansion by over 16,000 fiber miles in 2019, increasing to 146,000 fiber miles across Alaska and the Pacific Northwest. In 2020, we expect the strength of our fiber footprint and relationships to continue to improve results and sustain long-term growth for our shareholders,” said Bill Bishop, President & CEO.

Fourth Quarter 2019 Compared to Fourth Quarter 2018

  Total revenue was $58.3 million, compared to $58.7 million, a decrease of 0.7%
    Business and wholesale revenue was $38.3 million, compared to $37.0 million, up 3.5%.
    Consumer revenue was steady at $9.2 million for both periods.
    Regulatory revenue was $10.8 million, compared to $12.5 million, a decrease of 13.6%, as expected due to the restructuring of the Alaska Universal Service program.
  Operating expenses were $51.3 million, compared to $53.8 million.
  Operating income was $7.0 million, compared to $4.9 million.
  Net income was $2.6 million, compared to $1.7 million.
  Capital expenditures excluding prefunded projects were $10.0 million, compared to $12.5 million, which includes planned investments to continue our 5G wireless backhaul project.
  Adjusted EBITDA was $17.9 million, compared to $14.1 million.
  Adjusted Free Cash Flow was $9.7 million, including a tax refund of $5.1 million, compared to adjusted free cash outflow of $3.0 million.

Full Year 2019 Compared to Full Year 2018

  Total revenue was $231.7 million, compared to $232.5 million, a decrease of 0.3%.
    Business and wholesale revenue was $150.6 million, compared to $144.6 million, up 4.1%.
    Consumer revenue was $37.0 million, compared to $37.3 million, a decrease of 0.8%.
    Regulatory revenue was $44.1 million, compared to $50.6 million, a decrease of 12.8%, as expected due to the restructuring of the Alaska Universal Service program.
  Operating expenses were $209.8 million, compared to $208.2 million.
  Operating income was $22.0 million, compared to $24.3 million.
  Net income was $4.9 million, compared to $9.1 million.
  Capital expenditures excluding prefunded projects were $41.4 million, compared to $38.0 million, which includes planned investments to continue our 5G wireless backhaul project.
  Adjusted EBITDA was $62.7 million, compared to $60.2 million.
  Adjusted Free Cash Flow was $16.0 million, including a tax refund of $5.1 million, compared to $7.2 million. Compared to guidance, which was without prefunded projects or CEO severance, the company achieved $12.1 million.

Balance Sheet Highlights

  Cash was $28.3 million at December 31, 2019, compared to $15.0 million at December 31, 2018.
  Net debt was $153.8 million at December 31, 2019, compared to $161.2 million at December 31, 2018.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release and on the Company’s website at http://www.alsk.com in the investment data section.

Laurie Butcher, Alaska Communications chief financial officer, said, “We met or exceeded our guidance in all areas for 2019. Business and wholesale revenue growth of 4.1% substantially offset anticipated decreases in regulatory revenue. Regulatory revenue declines are expected to have less of an impact in 2020 and future years.

“Also, in 2019, cost initiatives contributed to a 4.3% increase in Adjusted EBITDA and, combined with the AMT tax refund and net cash inflows associated with prefunded projects, drove an $8.7 million increase in Adjusted Free Cash Flow year over year. Our guidance for 2020 reflects our confidence for continued growth in total revenue and Adjusted EBITDA, while maintaining consistent capital expenditures, exclusive of prefunded projects.”

2019 Performance and 2020 Guidance

Operating Statement ($ in M)	2019 Guidance	2019 Performance	2020 Guidance
Total Revenue	$230 - $235	$231.7	$232 - $237
Adjusted EBITDA	$60 - $62	$62.7	$63 - $65
Capital Expenditures (excluding prefunded projects)	$40 - $42	$41.4	$39 - $43
Adjusted Free Cash Flow (excl. prefunded projects and CEO severance)	$10 - $12	$12.1	$8 - $10

Conference Call

The Company will host a conference call and live webcast on Wednesday, March 11, 2020 at 2:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-888-220-8474 and enter pass code 5227203. All other parties can access the call at 1-323-794-2588 and use the same code.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run until April 10, 2020 at 5:00 p.m. Eastern Time. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 5227203. All other parties can call 1-719-457-0820 and enter pass code 5227203.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The Company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition and computation of these non-GAAP measures are provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $12.3 million in the twelve-month period of 2019).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation changes in technology and related standards, the impact of natural or man-made disasters and accidents, Federal and Alaska Universal Service Fund changes and our current and historical compliance with the obligations of those programs, structural declines for voice and other legacy services, maintenance or IT issues, third-party intellectual property claims, potential pension shortfalls, the success or failure of future strategic transactions, funding through the rural health care universal service support mechanism and our ability to comply and our history of compliance with the regulatory requirements to receive those support payments, our ability to service our debt and refinance as required, adverse economic conditions, our success in providing broadband services on the Northslope and Western Alaska, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, labor negotiations, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the actions of activist shareholders, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Operating revenues	$58,262	$58,689	$231,694	$232,468

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	26,847	27,914	105,615	107,509
Selling, general & administrative	14,512	17,249	66,718	66,647
Depreciation and amortization	9,851	8,572	37,276	33,908
Loss on disposal of assets, net	55	69	156	125

Total operating expenses	51,265	53,804	209,765	208,189

Operating income	6,997	4,885	21,929	24,279

Other income and (expense):
Interest expense	(2,910)	(3,238)	(12,059)	(13,429)
Loss on extinguishment of debt	-	-	(2,830)	-
Interest income	94	82	385	156
Other (expense) income, net	(17)	(56)	175	23
Total other income and (expense)	(2,833)	(3,212)	(14,329)	(13,250)

Income before income tax expense	4,164	1,673	7,600	11,029

Income tax (expense) benefit	(1,537)	39	(2,765)	(2,041)

Net income	2,627	1,712	4,835	8,988

Less net loss attributable to noncontrolling interest	(17)	(8)	(93)	(92)

Net income attributable to Alaska Communications	$2,644	$1,720	$4,928	$9,080

Net income per share attributable to Alaska Communications:
Net income applicable to common shares	$2,644	$1,720	$4,928	$9,080

Basic and Diluted	$0.05	$0.03	$0.09	$0.17

Weighted average shares outstanding:
Basic	53,012	53,185	53,379	53,042
Diluted	53,975	54,277	54,277	53,840

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	December 31,	December 31,
Assets	2019	2018

Current assets:
Cash and cash equivalents	$26,662	$13,351
Restricted cash	1,631	1,634
Short-term investments	134	134
Accounts receivable, net of allowance of $4,627 and $3,936	34,354	31,472
Materials and supplies	8,900	6,737
Prepayments and other current assets	9,617	12,169
Total current assets	81,298	65,497

Property, plant and equipment	1,424,904	1,390,622
Less: accumulated depreciation and amortization	(1,042,546)	(1,017,442)
Property, plant and equipment, net	382,358	373,180

Deferred income taxes	-	498
Operating lease right of use assets	80,991	-
Other assets	12,598	16,010
Total assets	$557,245	$455,185

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$8,906	$2,289
Accounts payable, accrued and other current liabilities	39,108	40,957
Advance billings and customer deposits	3,761	4,024
Operating lease liabilities - current	2,795	-
Total current liabilities	54,570	47,270

Long-term obligations, net of current portion	167,476	168,023
Deferred income taxes	4,403	2,315
Operating lease liabilities - noncurrent	78,767	-
Other long-term liabilities, net of current portion	78,520	67,827
Total liabilities	383,736	285,435
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	541	533
Treasury stock, 1,000 shares at cost	(1,812)	-
Additional paid in capital	161,844	160,514
Retained earnings	15,367	10,439
Accumulated other comprehensive loss	(3,277)	(2,675)
Total Alaska Communications stockholders' equity	172,663	168,811
Noncontrolling interest	846	939
Total stockholders' equity	173,509	169,750

Total liabilities and stockholders' equity	$557,245	$455,185

				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Cash Flows from Operating Activities:
Net income	$2,627	$1,712	$4,835	$8,988
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,851	8,572	37,276	33,908
Loss on disposal of assets, net	55	69	156	125
Amortization of debt issuance costs and debt discount	304	331	1,215	1,353
Loss on extinguishment of debt	-	-	2,830	-
Amortization of deferred capacity revenue	(1,255)	(1,101)	(4,655)	(4,098)
Stock-based compensation	814	548	1,580	1,757
Deferred income tax expense	1,385	658	2,919	2,767
Charge for uncollectible accounts	(18)	374	257	2,745
Other non-cash expense, net	18	57	70	225
Changes in operating assets and liabilities	2,414	(1,904)	12,332	8,425
Net cash provided by operating activities	16,195	9,316	58,815	56,195

Cash Flows from Investing Activities:
Capital expenditures	(13,208)	(12,525)	(44,764)	(37,957)
Capitalized interest	(396)	(545)	(1,379)	(2,001)
Change in unsettled capital expenditures	57	1,584	640	(227)
Proceeds on sale of assets	5	-	25	1
Net cash used by investing activities	(13,542)	(11,486)	(45,478)	(40,184)

Cash Flows from Financing Activities:
Repayments of long-term debt	(1,137)	(1,866)	(174,040)	(31,030)
Proceeds from the issuance of long-term debt	-	-	180,000	14,000
Debt issuance costs and discounts	-	-	(2,683)	-
Cash paid for debt extinguishment	-	-	(1,252)	-
Cash proceeds from noncontrolling interest	-	-	-	40
Payment of withholding taxes on stock-based compensation	(5)	(5)	(453)	(415)
Purchases of treasury stock	-	-	(1,812)	-
Proceeds from issuance of common stock	105	100	211	211
Net cash used by financing activities	(1,037)	(1,771)	(29)	(17,194)

Change in cash, cash equivalents and restricted cash	1,616	(3,941)	13,308	(1,183)

Cash, cash equivalents and restricted cash, beginning of period	26,677	18,926	14,985	16,168

Cash, cash equivalents and restricted cash, end of period	$28,293	$14,985	$28,293	$14,985

Supplemental Cash Flow Data:
Interest paid	$2,992	$3,531	$12,228	$14,254
Income taxes (refunded) paid, net	$(5,051)	$(1)	$(5,041)	$3

				Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Net income	$2,627	$1,712	$4,835	$8,988
Add (subtract):
Interest expense	2,910	3,238	12,059	13,429
Loss on extinguishment of debt	-	-	2,830	-
Interest income	(94)	(82)	(385)	(156)
Depreciation and amortization	9,851	8,572	37,276	33,908
Other expense (income), net	17	56	(175)	(23)
Loss on disposal of assets, net	55	69	156	125
Income tax expense (benefit)	1,537	(39)	2,765	2,041
Stock-based compensation	814	548	1,580	1,757
Cash severance expense	120	-	1,715	-
Net loss attributable to noncontrolling interest	17	8	93	92

Adjusted EBITDA	$17,854	$14,082	$62,749	$60,161

NonGAAP Measures:

The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $12.3 million in the twelve-month period ended December 31, 2019).

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed above is not consistent with the definition of Consolidated EBITDA referenced in our 2019 Senior Credit Facility, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income before interest expense and income, loss on extinguishment of debt, depreciation and amortization, other income and expense, gain or loss on asset purchases or disposals, provision for income taxes, stock-based compensation, cash severance expense for the Company's former Chief Executive Officer and net loss attributable to noncontrolling interest.

				Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Net cash provided by operating activities	$16,195	$9,316	$58,815	$56,195
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow:
Capital expenditures excluding prefunded projects	(9,981)	(12,525)	(41,355)	(37,957)
Capital expenditures for prefunded projects	(3,227)	-	(3,409)	-
Milestone payments received for prefunded projects	3,785	-	9,070	1,850
Deferred cost of sales for prefunded projects	-	(500)	-	(500)
Amortization of revenue for prefunded projects	(113)	-	(113)	-
Amortization of deferred capacity revenue	1,255	1,101	4,655	4,098
Amortization of GCI capacity revenue	(522)	(522)	(2,071)	(2,071)
Amortization of debt issuance costs and debt discount	(304)	(331)	(1,215)	(1,353)
Interest expense	2,910	3,238	12,059	13,429
Interest paid	(2,992)	(3,531)	(12,228)	(14,254)
Interest income	(94)	(82)	(385)	(156)
Deferred income tax expense	(1,385)	(658)	(2,919)	(2,767)
Income tax expense (benefit)	1,537	(39)	2,765	2,041
Income taxes refunded (paid), net	5,051	1	5,041	(3)
Charge for uncollectible accounts	18	(374)	(257)	(2,745)
Other expense (income), net	17	56	(175)	(23)
Net loss attributable to noncontrolling interest	17	8	93	92
Other non-cash expense, net	(18)	(57)	(70)	(225)
Changes in operating assets and liabilities	(2,414)	1,904	(12,332)	(8,425)
Adjusted free cash flow	$9,735	$(2,995)	$15,969	$7,226

				Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Adjusted EBITDA	$17,854	$14,082	$62,749	$60,161

Less:
Capital expenditures excluding prefunded projects	(9,981)	(12,525)	(41,355)	(37,957)
Amortization of GCI capacity revenue	(522)	(522)	(2,071)	(2,071)
Cash severance expense	(120)	-	(1,715)	-
Income taxes refunded (paid), net	5,051	1	5,041	(3)
Interest paid	(2,992)	(3,531)	(12,228)	(14,254)
	9,290	(2,495)	10,421	5,876
Impact of prefunded projects:
Capital expenditures for prefunded projects	(3,227)	-	(3,409)	-
Milestone payments received for prefunded projects	3,785	-	9,070	1,850
Deferred cost of sales for prefunded projects	-	(500)	-	(500)
Amortization of revenue for prefunded projects	(113)	-	(113)	-
	445	(500)	5,548	1,350
Adjusted free cash flow*	$9,735	$(2,995)	$15,969	$7,226
* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.

NonGAAP Measures:

Adjusted Free Cash Flow is a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, cash income taxes refunded or paid, cash interest paid, amortization of GCI capacity revenue, cash severance expense for the Company's former Chief Executive Officer, and cash receipts and payments, deferred costs and amortized revenue and expense associated with certain prefunded special projects as defined in the 2019 Senior Credit Facility. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being recognized as revenue over the term of the relevant agreement.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash used by financing activities.

See Schedule 5 for the reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow.

				Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Business and wholesale revenue
Business broadband	$15,427	$14,898	$61,785	$60,934
Business voice and other	7,218	7,341	28,660	28,429
Managed IT services	1,529	1,806	6,494	5,742
Equipment sales and installations	1,868	1,257	4,698	5,127
Wholesale broadband	11,321	10,141	43,310	38,362
Wholesale voice and other	929	1,545	5,617	6,000

Total business and wholesale revenue	38,292	36,988	150,564	144,594
Growth in business and wholesale	3.5%		4.1%
Consumer revenue
Broadband	6,709	6,418	26,589	26,144
Voice and other	2,484	2,803	10,431	11,158

Total consumer revenue	9,193	9,221	37,020	37,302

Total business, wholesale, and consumer revenue	47,485	46,209	187,584	181,896
Growth in business, wholesale and consumer revenue	2.8%		3.1%
Growth in broadband revenue	6.4%		5.0%

Regulatory revenue
Access	5,853	7,557	24,416	30,878
High cost support	4,924	4,923	19,694	19,694

Total regulatory revenue	10,777	12,480	44,110	50,572

Total revenue	$58,262	$58,689	$231,694	$232,468
Growth in total revenue	-0.7%		-0.3%
Growth Revenues: Business broadband, Managed IT services, Equipment sales and installations, Wholesale broadband, and Consumer broadband

Legacy Revenues: Business voice and other, Wholesale voice and other, Consumer voice and other, and Access

CAF II Revenues: High Cost Support

			Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018

Voice:
Business access lines	67,248	67,606	69,382
Consumer access lines	22,864	23,565	25,784

Voice ARPU business	$26.95	$27.10	$25.64
Voice ARPU consumer	$33.85	$33.98	$34.04

Broadband:
Business connections	14,789	14,942	15,234
Consumer connections	31,476	31,466	32,793

Broadband ARPU business	$345.93	$346.97	$324.37
Broadband ARPU consumer	$70.82	$69.87	$65.00

Monthly Average Churn:
Business voice	0.7%	0.7%	1.0%
Consumer broadband	2.9%	3.0%	2.3%
Consumer voice	1.3%	1.4%	1.2%

		Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	December 31,	December 31,
	2019	2018
2019 senior secured credit facility due 2024	$177,750	$-
Debt discount - 2019 senior secured credit facilities due 2024	(2,234)	-
Debt issuance costs - 2019 senior secured credit facilities due 2024	(1,863)	-
2017 senior secured credit facility due 2023	-	171,750
Debt discount - 2017 senior secured credit facilities due 2023	-	(2,024)
Debt issuance costs - 2017 senior secured credit facilities due 2023	-	(2,182)
Capital leases and other long-term obligations	2,729	2,768
Total debt	176,382	170,312
Less current portion	(8,906)	(2,289)
Long-term obligations, net of current portion	$167,476	$168,023

Total debt	$176,382	$170,312
Plus debt discounts and debt issuance costs	4,097	4,206
Gross debt	180,479	174,518
Cash and cash equivalents	(26,662)	(13,351)
Net debt	$153,817	$161,167

Contacts

Media Contact
Heather Cavanaugh, 907-564-7722
Director, External Affairs and Corporate Communications

Investor Contact
Tiffany Smith, 907-564-7556
Manager, Board and Investor Relations
investors@acsalaska.com